UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 11, 2010 (February 10, 2010)
Travelport Limited
(Exact name of Registrant as specified in its charter)

Bermuda	333-141714	98-0505100
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification Number)
405 Lexington Avenue
New York, NY 10174
(Address of principal executive office)
Registrant’s telephone number, including area code (212) 915-9150
N/A
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On February 10, 2010, Travelport LLC, an indirect wholly owned subsidiary of Travelport Limited, announced that it has terminated its previously announced cash tender offer for certain of its notes. Travelport LLC terminated the tender offer because it has determined the IPO Condition (as defined in the Offer to Purchase governing the tender offer) will not be satisfied. On February 10, 2010, Travelport announced that at this time, following a review of market conditions, it has decided against proceeding with the previously announced proposed initial public offering of Travelport Holdings (Jersey) Limited, which was anticipated to become the parent company of Travelport Limited, to institutions in the United Kingdom and eligible institutional investors internationally.
A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
The following exhibits are filed as part of this report:

Exhibit No.	Description
99.1	Press Release, dated February 10, 2010.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELPORT LIMITED
By:	/s/ Rochelle J. Boas
Rochelle J. Boas
Group Vice President and Secretary

Date: February 11, 2010

TRAVELPORT LIMITED
CURRENT REPORT ON FORM 8-K
Report Dated February 11, 2010 (February 10, 2010)
EXHIBIT INDEX

99.1	Press Release, dated February 10, 2010.